UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/27/2006

WESTWOOD HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31234

Delaware	75-2969997
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

200 Crescent Court, Suite 1200
Dallas, TX 75201
(Address of principal executive offices, including zip code)

(214) 756-6900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 27, 2006, Westwood Holdings Group, Inc. (the "Company") entered into Executive Employment Agreements (the "Agreements") with Brian O. Casey and Susan M. Byrne, effective as of July 27, 2006. The Agreement with Mr. Casey contemplates that he shall continue to serve as President, Chief Executive Officer and as a director of the Company, and the Agreement with Ms. Byrne contemplates that she will continue to serve as Chief Investment Officer and as Chairman of the Board of the Company. The term of the Agreement with Mr. Casey extends through April 30, 2010, and the term of the Agreement with Ms. Byrne extends through April 30, 2012.

        The Agreements provide for the payment of an annual base salary of $450,000 and $750,000 to Mr. Casey and Ms. Byrne, respectively, subject to review and adjustment from time to time by action of the Board of Directors or the Compensation Committee of the Company. Each Agreement also provides that the executive shall be eligible for the award of both performance-based and discretionary bonuses as approved by the Compensation Committee, and the Agreements note that the executives have already received restricted stock awards that are subject to performance vesting goals.

        The Agreements contain non-competition and non-solicitation covenants that will apply in specified circumstances for a period of one year following termination of employment. The Agreements also provide for the payment of severance benefits to the executives, including annual base salary and medical benefits for a one-year period, in the event that the Company terminates the executive with or without "Cause" or the executive resigns from the Company with or without "Good Reason" (including the executive's resignation during a specified period following a "Change of Control"); provided, that the Company shall not be obligated to pay the annual base salary severance amount in the event that (i) the executive is terminated with or without "Cause" or the executive resigns without "Good Reason" and (ii) the Company elects not to require that the executive comply with the non-competition and non-solicitation covenants contained in the Agreement. In addition, all unvested stock options and unvested restricted stock awards shall accelerate and become fully vested and exercisable in the event of an executive's death, his or her termination without "Cause," his or her resignation with "Good Reason" and, in the discretion of the Board of Directors, his or her termination by reason of "Disability."

        The Agreements are attached hereto as Exhibits 10.1 and 10.2. The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreements.

Item 9.01.    Financial Statements and Exhibits

Exhibit                Description
10.1        Executive Employment Agreement dated as of July 27, 2006 between the Company and Brian O. Casey
10.2        Executive Employment Agreement dated as of July 27, 2006 between the Company and Susan M. Byrne

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: July 28, 2006	By:	/s/ William R. Hardcastle, Jr.
William R. Hardcastle, Jr.
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Executive Employee Agreement between the Company and Brian O. Casey
EX-10.2	Executive Employee Agreement between the Company and Susan M. Byrne